UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

Anasazi Capital Corp.
(Exact name of Registrant as Specified in its Charter)

Florida	0-52202	20-5223382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

18101 Von Karman Avenue, Suite 330
Irvine, CA  92612
(Address of Principal Executive Offices including Zip Code)

(949) 646-8370
(Registrant's Telephone Number, including Area Code)

701 Scott Street
San Francisco, CA  94117
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Olivia Ruiz, the sole officer and director of the Company, resigned on June 3, 2008, and Paul Garcia replaced such person, as the president, secretary, treasurer and sole director of the Company.  Such individual will serve his term as director ending on the date of the annual meeting of shareholders of the Company, or until his successor is duly elected or qualified.  The Company does not presently anticipate entering into an employment agreement with Paul Garcia.  Olivia Ruiz has stated in her resignation letter that her resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.

Item 9.01 Exhibits

The following Exhibit is filed herein:

Exhibit 99.1	Letter of resignation – Olivia Ruiz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANASAZI CAPITAL CORP. (Registrant)

Dated: June 3, 2008	By:	/s/ Paul Garcia
Paul Garcia
President, Secretary and Treasurer

Anasazi Capital Corp.

Index to Exhibits

Exhibit Number                                           Description

Exhibit 99.1	Letter of resignation – Olivia Ruiz